REVERSAL AGREEMENT

AGREEMENT (this “Agreement”), dated as of August 8, 2007, by and between Cromwell Uranium Corp., a Nevada corporation (the “Parent”), Robert McIntosh (“McIntosh”) and Cromwell Uranium Holdings, Inc., an Arizona corporation (the “Company”). The Parent, McIntosh and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the Parent and the Company, together with Cromwell Acquisition Corp. (“Acquisition Subsidiary”), were parties to an Agreement and Plan of Merger and Reorganization, dated as of July 11, 2007 (the “Merger Agreement”), pursuant to which Acquisition Subsidiary merged with and into the Company (the “Merger”), with the Company remaining as the surviving entity;

WHEREAS, in connection with the Merger the 100 shares of common stock of the Company, $0.01 par value per share (“Company Shares”) issued and outstanding immediately prior to the effective time of the Merger, all of which were owned by McIntosh, were converted into an aggregate of 31,000,000 shares (the “Merger Shares”) of common stock, $0.001 par value per share, of the Parent (“Parent Common Stock”);

WHEREAS, to date the Parent has invested a net amount of $535,500 and has advanced certain expenses of $22,427.30, or an aggregate of $557,927.30 (the “Capital Infusion”) in the proposed operations of the Company; and

WHEREAS, in light of recent developments in the public equity and debt markets, as well as other considerations, the Parties desire to reverse the Merger and, in connection therewith, return the Merger Shares to the Parent’s treasury and to repay the Capital Infusion.

1.     PURCHASE AND SALE OF COMPANY SHARES

(a)          Purchase of Company Shares. McIntosh agrees to purchase at Closing (as defined below), and the Parent agrees to sell to McIntosh at the Closing, the Company Shares. As payment of the purchase price (the “Purchase Price”) for the Company Shares, McIntosh shall deliver the Merger Shares to the Company, accompanied by a stock power duly endorsed in blank.

(b)          Closing. The Closing of the transactions contemplated by this Agreement shall take place simultaneously with the execution of this Agreement, or as soon thereafter as is practicable, at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York 10022.

(c)          Capital Infusion. As additional consideration for the purchase and sale of the Company shares, the Company shall repay the Capital Infusion to the Parent. The Company shall repay the Capital Infusion by delivering to the Parent a promissory note (the “Reversal Note”) in the principal amount of Five Hundred Fifty Seven Thousand Nine Hundred Twenty Seven Dollars and Thirty Cents ($557,927.30). The terms of the Reversal Note, and the security for the payment therefore, are set forth in the accompanying Reversal Loan and Control Share Pledge and Security Agreement and related documents (together with this Agreement, the “Transaction Documents”).

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2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company (together with McIntosh, as appropriate) represents and warrants to the Parent as follows:

(a)          Organization. Company is a corporation duly existing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Company, or the ability of Company to carry out their respective obligations under the Transaction Documents (a “Company Material Adverse Effect”).

(b)          Subsidiaries. Company has no Subsidiaries. For purposes of this Agreement, a “Subsidiary” means any corporation, partnership, joint venture or other entity in which Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

(c)          Authorization. All corporate action on the part of McIntosh and of Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Company and McIntosh under the Transaction Documents to which any of them may be a party have been taken. This Agreement and the other Transaction Documents, when executed and delivered by Company and McIntosh, as appropriate, shall constitute legal, valid and binding obligations of Company and McIntosh, enforceable against Company and McIntosh in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(d)          Absence of Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents is not in conflict with nor does it constitute a breach of any provision contained in Company’s organizational documents, nor will it constitute an event of default under any material agreement to which Company or McIntosh is a party or by which Company or McIntosh is bound.

(e)          Consents and Approvals. Company has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of Company’s business as currently conducted, or are required by law.

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(f)          Capitalization. The authorized and outstanding share capital of Company consists of 100,000 shares of common stock, $0.01 par value, of which 100 shares are outstanding as of the date of this Agreement. There are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of Company. Company has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. No shares of Company capital stock are subject to a right of withdrawal or a right of rescission under any applicable securities law. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. To the Knowledge of the Company, except as otherwise contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under any applicable securities laws, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.

(g)          Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, to the Knowledge of Company, threatened against Company at law or in equity, and to Company’s Knowledge, there is no basis for any of the foregoing. There are no unsatisfied judgments, penalties or awards against or affecting Company or its businesses, properties or assets. Company is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by Company with respect to any order, writ, injunction or decree known to or served upon Company of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Company pending or threatened against others. Company has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services the violation of which would have a Company Material Adverse Effect. There is no existing law, rule, regulation or order, and Company has no Knowledge of any proposed law, rule, regulation or order, whether foreign, federal or state, that would prohibit or materially restrict Company from, or otherwise materially adversely affect Company in, conducting its businesses in any jurisdiction in which it is now conducting business.

(h)          As defined in this Agreement, “Knowledge” of Company means the actual knowledge by a director or officer of Company of a particular fact or circumstance or such knowledge as may reasonably be imputed to such person as a result of his actual knowledge of other facts or circumstances as well as any other knowledge which such person would have possessed had they made reasonable inquiry of appropriate employees and agents of Company with respect to the matter in question.

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(i)          Absence of Certain Events. To the Company’s Knowledge, there is no existing condition, event or series of events which reasonably would be expected to have a Company Material Adverse Effect.

(j)          Governmental Permits. Company holds all licenses, franchises, permits and other governmental authorizations which are required for the conduct of any aspect of Company’s business, as presently conducted and as presently contemplated to be conducted, including, but not limited to, all such business operations contemplated by, or incident to, the Transactions. All such licenses, franchises, permits and other governmental authorizations are valid and current, and Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such licenses, franchises, permits and other governmental authorizations, and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. The consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

(k)          Merger Shares. McIntosh owns the Merger Shares free and clear of all liens and encumbrances, and has the full power and authority to transfer the Merger Shares to the Parent.

(l)          Investment Purpose. McIntosh is acquiring the Company Shares for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”). McIntosh agrees not to sell, hypothecate or otherwise transfer the Company Shares unless the securities are registered under the Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(m)          Reliance on Exemptions. McIntosh understands that the Company Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Parent is relying in part upon the truth and accuracy of, and McIntosh’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of McIntosh set forth herein in order to determine the availability of such exemptions and the eligibility of McIntosh to acquire such securities.

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3.     REPRESENTATIONS AND WARRANTIES OF THE PARENT

(a)          Organization. Parent is a corporation duly existing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Parent, or the ability of Parent to carry out their respective obligations under the Transaction Documents (a “Parent Material Adverse Effect”).

(b)          Subsidiaries. Parent has no Subsidiaries other than the Company. For purposes of this Agreement, a “Subsidiary” means any corporation, partnership, joint venture or other entity in which Parent has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

(c)          Authorization. All corporate action on the part of Parent and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Parent under the Transaction Documents to which any of them may be a party have been taken. This Agreement and the other Transaction Documents, when executed and delivered by Parent, shall constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(d)          Absence of Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents is not in conflict with nor does it constitute a breach of any provision contained in Parent’s organizational documents, nor will it constitute an event of default under any material agreement to which Parent is a party or by which Parent is bound.

(e)          Consents and Approvals. Parent has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of Parent’s business as currently conducted, or are required by law.

(f)          Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, to the Knowledge of Parent, threatened against Parent at law or in equity, and to Parent’s Knowledge, there is no basis for any of the foregoing. There are no unsatisfied judgments, penalties or awards against or affecting Parent or its businesses, properties or assets. Parent is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by Parent with respect to any order, writ, injunction or decree known to or served upon Parent of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Parent pending or threatened against others. Parent has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services the violation of which would have a Parent Material Adverse Effect. There is no existing law, rule, regulation or order, and Parent has no Knowledge of any proposed law, rule, regulation or order, whether foreign, federal or state, that would prohibit or materially restrict Parent from, or otherwise materially adversely affect Parent in, conducting its businesses in any jurisdiction in which it is now conducting business.

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(g)          As defined in this Agreement, “Knowledge” of Parent means the actual knowledge by a director or officer of Parent of a particular fact or circumstance or such knowledge as may reasonably be imputed to such person as a result of his actual knowledge of other facts or circumstances as well as any other knowledge which such person would have possessed had they made reasonable inquiry of appropriate employees and agents of Parent with respect to the matter in question.

(h)          Absence of Certain Events. To the Parent’s Knowledge, there is no existing condition, event or series of events which reasonably would be expected to have a Parent Material Adverse Effect.

(i)          Governmental Permits. Parent holds all licenses, franchises, permits and other governmental authorizations which are required for the conduct of any aspect of Parent’s business, as presently conducted and as presently contemplated to be conducted, including, but not limited to, all such business operations contemplated by, or incident to, the Transactions. All such licenses, franchises, permits and other governmental authorizations are valid and current, and Parent has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Parent has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such licenses, franchises, permits and other governmental authorizations, and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. The consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

(j)          Company Shares. Parent owns the Company Shares free and clear of all liens and encumbrances, and has the full power and authority to transfer the Company Shares to McIntosh, subject to such liens and encumbrances as are contemplated by the Transaction Documents.

(k)          Investment Purpose. The Parent is acquiring the Merger Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Parent agrees not to sell, hypothecate or otherwise transfer the Merger Shares unless the securities are registered under the Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Parent, an exemption from such law is available.

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(l)          Reliance on Exemptions. The Parent understands that the Merger Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that McIntosh is relying in part upon the truth and accuracy of, and the Parent’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Parent set forth herein in order to determine the availability of such exemptions and the eligibility of the Parent to acquire such securities.

4.     EMPLOYMENT AGREEMENTS

The Employment Agreements between the Parent and each of McIntosh, David Naylor and Graeme Scott shall be cancelled and of no further force and effect as of the Closing.

5.     NAME CHANGE

The Parent shall change its name to remove the word Cromwell therefrom. Parent shall use its reasonable efforts to accomplish this name change prior to the Closing. McIntosh, as a shareholder of the Parent, will vote in favor of such name change.

6.     NOTICES

All notices, requests and demands shall be given to or made upon the respective parties hereto in writing, such address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when duly deposited in the mails (by overnight delivery by a nationally-recognized overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested) with a copy via facsimile. Unless the parties designate otherwise, notices should be addressed as follows:

If to the Company or toMcIntosh:

Cromwell Uranium Holdings, Inc.

8655 East Via De Ventura

Suite G2000

Scottsdale, AZ 85258

Attn: Robert McIntosh, Chief Executive Officer

Facsimile: [insert]

with a copy to:

[insert]

If to the Parent:

Cromwell Uranium corp..

1640 Terrace Way

Walnut Creek, CA 94597

Attn: David Rector, President and Chief Executive Officer

Facsimile: (925) 930-6338

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with a copy to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

Attn: Adam S. Gottbetter, Esq.

Facsimile: (212) 400-6901

7.     MISCELLANEOUS

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)          Amendment. This Agreement may be amended, modified or terminated only by an instrument in writing signed by all parties.

(c)          No Assignment. Neither this Agreement nor any right or obligation provided for herein may be assigned by any party without the prior written consent of the other parties.

(d)          Successors. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

(e)          Counterparts. The Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(f)          Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(g)          Further Assurances.

(i)          Following the Closing, each of the Company and McIntosh shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Parent, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale of Merger Shares contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement and the other Transaction Documents.

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(ii)         Following the Closing, the Parent shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Company and McIntosh, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale of Company Shares contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement and the other Transaction Documents.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Reversal Agreement to be duly executed as of the day and year first above written.

PARENT:		COMPANY:

CROMWELL URANIUM CORP.		CROMWELL URANIUM HOLDINGS, INC.

By:	/s/ David Rector	By:	/s/ Robert McIntosh
Name:	David Rector	Name:	Robert McIntosh
Title:	Chief Executive Officer	Title:	Chief Executive Officer

/s/ Robert McIntosh		[With respect to Article 4 only]
ROBERT MCINTOSH
/s/ David Naylor
DAVID NAYLOR

[With respect to Article 4 only]

/s/ Graeme Scott
GRAEME SCOTT

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